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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated July 15, 1999, relating to the consolidated financial statements of Softlink, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding Softlink's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


BDO SEIDMAN, LLP

San Jose, California

December 23, 1999